EXHIBIT 10.1

PURCHASE AGREEMENT

among

Hersha Hospitality Limited Partnership

Hersha Statutory Trust I

and

Merrill Lynch International
________________

Dated as of May 11, 2005

________________

PURCHASE AGREEMENT
($25,000,000 Trust Preferred Securities)

THIS PURCHASE AGREEMENT, dated as of May 11, 2005 (this "Purchase Agreement"), is entered into among Hersha Hospitality Limited Partnership, a Virginia limited partnership (the "Company"), Hersha Statutory Trust I, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Merrill Lynch International or its assignee (the "Purchaser").

WITNESSETH:

WHEREAS, the Sellers propose to issue and sell 25,000 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security (the "Preferred Securities");

WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Twenty-Five Million Seven Hundred Seventy-Four Thousand Dollars ($25,774,000) in principal amount of the unsecured junior subordinated notes of the Company (the "Junior Subordinated Notes");

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.    Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2.    Purchase and Sale of the Preferred Securities.

(a)   The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the "Purchase Price") equal to Twenty-Five Million Dollars ($25,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b)   Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. Eastern Daylight time (11:00 A.M. New York time), on May 13, 2005, (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c)   Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser not later than 2:00 P.M., Eastern Daylight time, on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Bracewell & Giuliani LLP, 111 Congress Avenue, Suite 2300, Austin, Texas 78701, or such other place as the parties hereto shall agree.

3.    Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a)   The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b)   The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available on the Closing Date and shall be sufficient to purchase the Preferred Securities and all other preferred securities contemplated in agreements similar to this Agreement.

(c)   Hunton & Williams LLP, counsel for the Company and the Trust (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser, Cohen Bros. Securities, LLC and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company's General Counsel or a certificate signed by the Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer of Hersha Hospitality Trust, a Maryland real estate investment trust and the general partner and the Company ("HHT"), dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d)   The Purchaser shall have been furnished the opinion of Bracewell & Giuliani LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, and HHT, in substantially the form set out in Annex B hereto.

(e)   The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(f)   The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

(g)   The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

(h)   The Company shall have furnished to the Purchaser a certificate, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of HHT, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

(i)   the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii)   since December 31, 2004 (the date of the latest Financial Statements), there has been no material adverse change in the business properties, management, financial condition or results of operations of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Change").

(i)   Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(j)   Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4.    Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a)   Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

(b)   Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c)   The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

(d)   Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e)   Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

(f)   Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the sales commission in the amount of $750,000, the Company has agreed to pay to Cohen Bros. Securities, LLC pursuant to the letter agreement between HHT and Cohen Bros. Securities, LLC.

(g)   The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for U.S. federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h)   The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding at law or in equity). Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i)   The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding at law or in equity).

(j)   The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding at law or in equity). The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

(k)   The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding at law or in equity).

(l)   This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m)   Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the organizational documents of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition, or results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n)   The Company has been duly organized and is validly existing as a limited partnership in good standing under the laws of Maryland, with all requisite power and authority to own, lease and operate its properties and conduct its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o)   The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct its respective business as now being conducted and as proposed to be conducted. Each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(p)   Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, orders, decrees and consents applicable to their respective businesses, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q)   All of the issued and outstanding units in the Company and all of the issued and outstanding shares of capital stock of or other ownership interests in each of its subsidiaries are validly issued, fully paid and non-assessable; the Company owns the interests in each of its subsidiaries as provided on Schedule 2; the ownership interest in each of its subsidiaries is owned by the Company, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding units in the Company and none of the issued and outstanding capital stock of any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law of their respective jurisdiction of organization, under the organizational documents of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(r)   Neither the Company nor any of its subsidiaries is (i) in violation of its respective organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s)   There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not reasonably expected to result in a Material Adverse Effect.

(t)   The accountants of HHT who certified the Financial Statements (as defined below) are independent public accountants of HHT and its subsidiaries, including the Company, within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

(u)   The audited consolidated financial statements (including the notes thereto) and schedules of HHT and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of HHT and its consolidated subsidiaries for the quarter ended March 31, 2005 ("Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(v)   None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w)   Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

(x)   The documents of HHT filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by HHT's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by HHT with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to HHT's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which HHT or any of its subsidiaries is a party. HHT is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y)   No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z)   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained and any required under the securities or blue sky laws of the jurisdiction in which the Securities are being offered, is required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(aa)        Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those (i) related to debt financings as provided on Schedule 3 or (ii) that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb)        Commencing with its taxable year ended December 31, 1999, HHT has been, and upon the completion of the transactions contemplated hereby, HHT will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and HHT's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. HHT expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years.

(cc)        The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them or have obtained a valid extension for such filings, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and, to the Company's knowledge, no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(dd)        The Trust will not be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes will be deductible by the Company, in whole or in part, for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

(ee)        The books, records and accounts of HHT and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, HHT and its subsidiaries. Except as disclosed in its SEC filings, HHT and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)         The Company and the Significant Subsidiaries maintain insurance covering its properties, operations, personnel and businesses as they deem adequate; such insurance insures against such losses and risks to an extent and in such amounts in all material respects as are customary with industry practice to protect the Company and its Significant Subsidiaries and their businesses. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company's or Significant Subsidiaries' respective properties, operations, personnel and businesses are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(gg)        Neither the Company nor its subsidiaries nor, to the Company's knowledge, any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(hh)        The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)          The Company, it’s subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company's knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or its subsidiaries under, or to interfere with or prevent compliance by the Company or it subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(jj)          In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

5.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

(a)   The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b)   The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)   Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d)   The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Trust Agreement, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(e)   The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Preferred Securities.

(f)   This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g)   The Purchaser is a "Qualified Purchaser" as such term is defined in Section 2(a)(51) of the Investment Company Act.

6.    Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

(a)   During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their reasonable best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b)   The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the securities or blue sky laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)   Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

(d)   Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e)   Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f)   Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g)   So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h)   Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. Securities, LLC (at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19013, or such other address as designated by Cohen Bros. Securities, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros.), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished (or caused to be furnished) by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i)   The Company will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide (or cause to be provided) to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j)   Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities (a) other than as contemplated by this Purchase Agreement and (b) other than offerings of "REIT perpetual preferred stock," or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

(k)   HHT will use its reasonable best efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

(l)   The Company shall not identify the Purchaser or Cohen Bros. Securities, LLC in a press release or any other public statement without the consent of Purchaser or Cohen Bros. Securities, LLC, as applicable provided, that the Company shall not be prohibited from making any public disclosure that it deems, upon advice of counsel, to be necessary in order to comply with the requirements of the federal securities laws.

7.    Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; and (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and reasonable disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraph (iv) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. Neither the Company or the Trust shall in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8.    Indemnification. a) The Sellers agree, jointly and severally to indemnify and hold harmless the Purchaser and Cohen Bros. Securities LLC (collectively, the "Indemnified Parties") and the Indemnified Parties' respective partners, directors and officers and each person who "controls" the Indemnified Parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Sellers, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of the Sellers contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Sellers may otherwise have.

(b)   The Purchaser and Cohen Bros. Securities LLC ("Cohen Bros.") agree to indemnify and hold harmless the Sellers and each person who "controls" each Seller within the meaning of the Securities Act or the Exchange Act, and the respective partners, officers, directors and trustees thereof (each an "Indemnified Party") against any losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach or alleged breach of any representation, warranty or agreement of the Purchaser contained in Section 6, and agree to reimburse each such Indemnified Party for all costs, expenses, damages, losses or liabilities as they are incurred and arising therefrom.

(c)   Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b), as applicable, above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b), as applicable, above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought; provided, however, that if an Indemnified Party is, or is affiliated with, Sellers as set forth in Section 8(b) above, the Company shall be entitled to appoint counsel to represent such Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.    Contribution.

(a)   In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers, on the one hand, and the Purchaser and Cohen Bros., on the other hand, from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Sellers, on the one hand, and the Purchaser and Cohen Bros., on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)   The relative benefits received by the Sellers, on the one hand, and the Purchaser and Cohen Bros., on the other hand, in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities (before deducting expenses) received by the Sellers and the benefits received by the Purchaser and Cohen Bros. bear to the aggregate of such net proceeds and commissions.

(c)   The Sellers, the Purchaser and Cohen Bros. agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

(d)   Notwithstanding any provision of this Section 9 to the contrary, the Purchaser and Cohen Bros. shall not be required to contribute any amount in excess of the benefit received by the Purchaser and Cohen Bros. pursuant to their involvement in the issuance of the Preferred Securities.

(e)   No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)   For purposes of this Section 9, the Purchaser, Cohen Bros., each person, if any, who controls the Purchaser or Cohen Bros. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors and officers of the Purchaser and Cohen Bros. or any such controlling person shall have the same rights to contribution as the Purchaser and Cohen Bros., while each partner, officer and director of the Company, each trustee of the Trust and each person, if any, who controls the Sellers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sellers.

10.    Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by written notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock, if any, by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, if any, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $25,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the American Stock Exchange, or (v) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7, 8, and 9 shall survive the termination or cancellation of this Purchase Agreement.

11.    Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

12.    Notices.

(a)    Any communication shall be given by letter or facsimile, in the case of notices to the Trust, to it at:

Hersha Statutory Trust I
c/o Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, PA 19106
Facsimile:215-238-0157
Attention: Ashish Parikh

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Facsimile: (804) 788-8214
Attention: James S. Seevers, Jr.

in the case of notices to the Company, to it at:

Hersha Hospitality Trust
510 Walnut Street, 9th Floor
Philadelphia, PA 19106
Facsimile: 215-238-0157
Attention: Ashish Parikh

and in the case of notices to the Purchaser, to it at:

Merrill Lynch International
c/o Cohen Bros. Securities, LLC
1818 Market Street
Philadelphia, Pennsylvania 19103
Facsimile: (215) 861-7898
Attention: Asset Backed Securities

with a copy to:

Bracewell & Giuliani LLP
111 Congress Avenue, Suite 2300
Austin, TX 78701-4043
Facsimile: (512) 472-9123
Attention: David B. Jones

(b)    Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

(c)    Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

13.    Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

14.    Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

15.    Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

16.    Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

Hersha Hospitality Limited Partnership

By: Hersha Hospitality Trust, its General Partner

By:
Name:
Title:

Hersha Statutory Trust I

By: Hersha Hospitality Limited Partnership, as Depositor

By:
Name:
Title:

Merrill Lynch International

By:
Name:
Title:

SCHEDULE 1

List of Significant Subsidiaries

SCHEDULE 2

Ownership of Subsidiaries

Entity	Ownership	State of Formation	Other Qualification
Hersha Hospitality Trust	NA	MD	PA
Hersha Hospitality Limited Partnership (“HHLP”)	NA	VA	PA
Hersha Hospitality, LLC (“HH LLC”)	100% BY HHLP	VA	MD, PA
Hersha Hospitality Limited Liability Company - Carlisle	100% BY HHLP	DE	PA
Hersha Hospitality Limited Liability Company - Danville	100% BY HHLP	DE	PA
Hersha Hospitality Limited Liability Company - Duluth I	100% BY HHLP	DE	GA
Hersha Hospitality Limited Liability Company - Duluth II	100% BY HHLP	DE	GA
Hersha Hospitality Limited Liability Company - Hershey	100% BY HHLP	DE	-
Hersha Hospitality Limited Liability Company - New Columbia	100% BY HHLP	DE	-
Hersha Hospitality Limited Liability Company - New Cumberland,	100% BY HHLP	DE	GA
Hersha Hospitality Limited Liability Company - Newnan	100% BY HHLP	DE	GA
Hersha Hospitality Limited Liability Company - Peachtree	100% BY HHLP	DE	GA
Hersha Hospitality Limited Liability Company - Selinsgrove	100% BY HHLP	DE	PA
Hersha Hospitality Limited Liability Company - West Hanover,	100% BY HHLP	DE	PA
HHLP Valley Forge Associates	99% BY HHLP 1% BY HH LLC	PA	-
944 Associates	99% BY HHLP 1% by Hersha Hospitality Limited Liability Company-Carlisle	PA	-
1244 Associates	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-New Cumberland	PA	-

1

Entity	Ownership	State of Formation	Other Qualification
2144 Associates - Hershey	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-Hershey	PA	-
2144 Associates - New Columbia	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-New Columbia	PA	-
2144 Associates - Selinsgrove	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-Selinsgrove	PA	-
2444 Associates	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-West Hanover	PA	-
2844 Associates	99% by HHLP 1% by HH LLC	PA	-
3044 Associates	99% by HHLP and 1% by HH LLC	PA	MD
3144 Associates	99% by HHLP 1% by HH LLC	PA	-
3544 Associates	99% by HHLP 1% by HH LLC	PA	-
5644 Duluth I Associates	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-Duluth I	PA	GA
5744 Duluth II Associates	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-Duluth II	PA	GA
5844 Newnan Associates	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-Newnan	PA	-
5944 Peachtree Associates	99% by HHLP 1% by Hersha Hospitality Limited Liability Company-Peachtree	PA	GA
5544 JFK III Associates	99% by HHLP 1% by HH LLC	PA	NY
Metro Two Hotel, LLC	100% by HHLP	FL	NY

2

Entity	Ownership	State of Formation	Other Qualification
HT/CNL Metro Hotels, LP	33.33% by HHLP 66.67% by CNL Hospitality Partners, LP	DE	-
Chelsea Grand East, LLC	100% by HT / CNL Metro Hotels, LP	NY	-
44 New England Management Company	100% by HHLP	VA	-
HHM Leasehold Interests, Inc.	99% by Hersha Hospitality Management LP 1% by HHLP	DE	-
Hersha CNL TRS, Inc.	100% by HT / CNL Metro Hotels, LP	DE	-
Inn America, LLC	50% by HHLP	NJ	-

3

SCHEDULE 3

Properties Encumbered by Liens Relating to Financing

Property	Lender

Hampton Inn
Carlisle	Lehman Brothers
Danville	Lehman Brothers
Selinsgrove	Lehman Brothers
Hershey	Waypoint Bank
Newnan	GECC
Peachtree City Cheslea, NY Linden, NJ	GECC GECC Yardville National Bank
Holiday Inn
Harrisburg	Lehman Brothers
Holiday Inn Express
Hershey	Lehman Brothers
New Columbia	Lehman Brothers
Duluth	Lehman Brothers
Long Island City, NY Harrisburg, PA	GE Capital Sovereign Bank (Line of Credit)
Doubletree Club
Jamaica, NY	GE Capital
Comfort Inn/Suites
Harrisburg	Lehman Brothers
Duluth Frederick, MD	Lehman Brothers Peoples Bank
Mainstay Suites/Sleep Inn
Valley Forge, PA	Sovereign Bank (Line of Credit)
Mainstay Suites
Frederick MD	Peoples Bank

Line of Credit	Sovereign Bank

Hilton Garden Inn
Edison, NJ	Yardville National Bank
Glastonbury, CT	GE Capital
Gettysburg, PA	M&T Bank

Residence Inn
Greenbelt, MD	Hersha Capital, Inc.
Framingham, MA	Central Cooprative Bank

1

Property	Lender
Courtyard by Marriott
Ewing, NJ	Yardville National Bank

Four Points Sheraton
Revere, MA	Citizens Bank of Massachusetts

2